Exhibit 21
CA, INC.
Subsidiaries of the Registrant
     Listed below are all the subsidiaries of Registrant, except for those subsidiaries which are currently inactive.
Domestic

State or Jurisdiction
of Incorporation	Name of Subsidiary

Delaware	Aprisma Holding Inc.
Delaware	Aprisma Management Technologies, Inc.
Delaware	Business Layers, LLC
Delaware	CA Foreign, Inc.
Delaware	CA General Partner I, LLC
Delaware	CA General Partner II, LLC
Delaware	CA Investment Holding, Inc.
Delaware	CA Management, Inc.
Delaware	CA Marketing Corporation
New York	CA Montessori Children’s Center, Inc.
Florida	CA Montessori Children’s Center, Inc.
Texas	CA Montessori Children’s Center, Inc.
Illinois	CA Montessori Children’s Center, Inc.
Virginia	CA Montessori Children’s Center, Inc.
Massachusetts	CA Montessori Children’s Center, Inc.
Delaware	CA Payroll, Inc.
Delaware	CA Research, Inc.
Delaware	CA Sales & Marketing Co.
Delaware	Cendura, LLC
Delaware	Cheyenne Software International Sales Corp.
Delaware	Cheyenne Software, Inc.
Puerto Rico	Computer Associates Caribbean, Inc.
Delaware	Computer Associates de Chile Limited
Delaware	Computer Associates Finance, Inc.
Delaware	Computer Associates Mauritius, Inc.
Delaware	Computer Associates Middle East Holdings, Inc.
Delaware	Computer Associates Services, Inc.
Delaware	Computer Associates Think, Inc.
Florida	Computer Management Sciences, Inc.
Delaware	Concord Communications International, Inc.
Massachusetts	Concord Communications, LLC
California	DecisionRight, LLC
Delaware	ID Focus LLC
Delaware	iLumin Software Services, LLC
Delaware	Ingres I (Delaware) Incorporated
Delaware	Legent Corporation

State or Jurisdiction
of Incorporation	Name of Subsidiary

Colorado	MAX Software, Inc.
New York	MDY Advanced Technologies, Inc.
Delaware	MDY Group International, LLC
Delaware	Netegrity, LLC
Texas	NetQoS, Inc.
Delaware	netViz LLC
Delaware	Niku, LLC
Delaware	Nimsoft, Inc.
Nevada	Nimsoft Holding
Delaware	Oblicore, Inc.
Delaware	On-Line Software International, Inc.
Delaware	Optinuity, Inc.
Delaware	Orchestria LLC
Illinois	Pansophic Systems, Incorporated
Delaware	Pest Patrol, LLC
Delaware	Platinum Technology International, Inc.
New York	Premier Management Insurance, Inc.
Delaware	Quick Access, Inc.
Delaware	Qurb, LLC
Illinois	Realia, Inc.
Delaware	Sterling Software, Inc.
Delaware	The Ask Group, Inc.
Delaware	Timestock, Inc.
Delaware	Tiny Software, LLC
Delaware	Uccel Corporation
California	Wily Technology, Inc.
Delaware	XOsoft, LLC
California	3Tera, Inc.
     International

State or Jurisdiction
of Incorporation	Name of Subsidiary
Australia	AMT (Australia) Pty. Ltd
Cyprus	Bizpont Limited
Luxembourg	C.A. Luxembourg I SARL
Spain	C.A. Foreign Spain, S.L.
Spain	C.A. Foreign Spain, S.L.- Barcelona
China	CA (China) Co. Ltd.
Hong Kong	CA (Hong Kong) Limited
India	CA (India) Technologies Private Limited
Malaysia	CA (Malaysia) Sdn. Bhd
Australia	CA (Pacific) Pty Ltd
Switzerland	CA (Schweiz) IT Solutions Management AG
Singapore	CA (Singapore) Pte Ltd
Taiwan	CA (Taiwan) Ltd
South Africa	CA Africa (Proprietary) Limited

State or Jurisdiction
of Incorporation	Name of Subsidiary
Dubai	CA Arabia FZ-LLC
Argentina	CA Argentina S.A.
Bahrain	CA Bahrain (S.P.C.)
Belgium	CA Belgium SA
Turkey	CA Bilgisayar Yazilim Pazarlama Ltd. Sti.
Canada	CA Canada Company
Cayman Islands	CA Cayman Company
Cyprus	CA Computer Associates Cyprus Limited
Germany	CA Computer Associates European Holding GmbH
Germany	CA Computer Associates Holding GmbH
Germany	CA Computer Associates Technology GmbH
Czech Republic	CA CZ, s.r.o.
Chile	CA de Chile, S.A.
Germany	CA Deutschland GmbH
Switzerland	CA Europe S.a.r.l.
Bermuda	CA Global Holdings, GP
Greece	CA Hellas Software Services Sole Partner LTD
Bermuda	CA International Holdings, GP
Spain	CA IT Management Solutions Spain, S.A.
Japan	CA Japan, Ltd.
Korea	CA Korea Inc.
New Zealand	CA Pacific (NZ) Limited
United Kingdom	CA Plc

Brazil	CA Programas de Computador Participacoas Servicos Ltda.
Thailand	CA Sales (Thailand) Co., Ltd
France	CA SAS
Mexico	CA Services, S.A. DE C.V.
Denmark	CA Software A/S
Netherlands	CA Software B.V.
Colombia	CA Software de Colombia S.A.
Mexico	CA Software de Mexico, S.A. de C.V.
Peru	CA Software de Peru S.A.
Finland	CA Software Finland OY
Netherlands	CA Software Holding B.V.
Israel	CA Software Israel Ltd.
Norway	CA Software Norway A/S
Austria	CA Software Österreich GmbH
Sweden	CA Software Sweden AB
Poland	CA Sp. z.o.o.
Italy	CA s.r.l.
Venezuela	Computer Associates (CAI) de Venezuela, C.A.
Australia	Computer Associates Child Care Centre of Australia Pty Ltd
United Kingdom	Computer Associates Europe (Poland) Limited
Italy	Computer Associates Holding (Italy) S.r.l.
Netherlands	Computer Associates Holding 1 BV
Netherlands	Computer Associates Holding 4 BV
United Kingdom	Computer Associates Investments Limited
Japan	Computer Associates Japan Holdings, Y.K.
Luxembourg	Computer Associates Luxembourg S.a.r.L.

State or Jurisdiction
of Incorporation	Name of Subsidiary
United Kingdom	Computer Associates UK Holding Limited
United Kingdom	Computer Associates UK Limited
Uruguay	Computer Associates Uruguay, S.A.
Australia	Concord Communications (Asia Pacific) Pty. Limited (Australia)
Netherlands	Concord Communications B.V.
United Kingdom	Concord Communications UK Limited
Israel	ID Focus Ltd.
Netherlands	Netegrity B.V.
United Kingdom	Netegrity UK Limited
United Kingdom	NetQoS UK Ltd.
Australia	Niku Australia Pty., Ltd.
Norway	Nimsoft AS
Germany	Nimsoft GmbH
Norway	Nimsoft Holding AS
United Kingdom	Nimsoft Ltd.
Australia	Nimsoft Pty Ltd.
Spain	Nimsoft Spain S.L.
Netherlands	Oblicore BV
Belgium	Oblicore BVBA
Germany	Oblicore GmbH
Israel	Oblicore Limited
United Kingdom	Oblicore UK Limited
Philippines	Philippine Computer Associates International, Inc
Indonesia	PT CA Indonesia
Norway	Sassy Networks AS
Netherlands	Sterling Software (Netherlands) II B.V.
United Kingdom	Wily Technology (UK) Ltd.